UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
December 6, 2012 (November 30, 2012)

BREITBURN ENERGY PARTNERS L.P.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-33055 (Commission File Number)	74-3169953 (I.R.S. Employer Identification No.)

515 South Flower Street, Suite 4800
Los Angeles, CA 90071

(Address of principal executive office)

(213) 225-5900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On November 30, 2012, BreitBurn Energy Partners L.P. (the “Partnership”), completed an acquisition by BreitBurn Operating L.P. (“BreitBurn Operating”), a wholly owned subsidiary of the Partnership, of certain assets (the “AEO Assets”) from American Energy Operations, Inc. (“AEO”).

The AEO Assets were acquired by BreitBurn Operating pursuant to the Contribution Agreement dated November 21, 2012 (the “Contribution Agreement”) with AEO and principally consist of oil properties located in the Belridge Field in Kern County, California. Pursuant to the terms and conditions of the Contribution Agreement, BreitBurn Operating completed the acquisition of the AEO Assets in exchange for approximately $40 million in cash and 3,013,561 common units representing limited partner interests in the Partnership (“Common Units”), subject to customary purchase price adjustments (the “AEO Acquisition”).

The Common Units issued as partial consideration for the AEO Acquisition were issued in a private placement in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereof and will not be registered under the Securities Act, or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Contribution Agreement, previously filed on November 27, 2012 as Exhibit 10.1 to our Current Report on Form 8-K.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth above under Item 2.01 is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2012, the Partnership announced that effective December 31, 2012 (the “Retirement Date”), Randall H. Breitenbach is retiring as President of BreitBurn GP, LLC (the “Company”), the general partner of the Partnership. Mr. Breitenbach will continue to serve on the Company’s Board of Directors and, effective on the Retirement Date, will become the Vice Chairman of the Company’s Board of Directors.

In connection with his retirement, Mr. Breitenbach, the Company, BreitBurn Management Company, LLC and the Partnership have entered into a Retirement Agreement, dated November 30, 2012, which terminates and supersedes Mr. Breitenbach’s existing employment agreement with the Partnership. The terms of the Retirement Agreement provide for a lump sum cash retirement payment to Mr. Breitenbach of $1.45 million to be paid on the Retirement Date, as well as an equity-based award with a grant date value equal to $2.55 million to be made to Mr. Breitenbach in 2013. As long as Mr. Breitenbach continues to serve as a member of the Board of Directors of the Company and for a period of 18 months following the date on which he ceases to be a director, the Partnership will provide him with medical, prescription and dental benefits on the same basis and at the same cost as if Mr. Breitenbach had continued to be an officer of the Company. Mr. Breitenbach’s 2011 and 2012 restricted phantom unit award agreements, granted under the Partnership’s First Amended and Restated 2006 Long-Term Incentive Plan, have been amended to provide that following the Retirement Date, the awards will vest based on Mr. Breitenbach’s continued service as a director and will vest in full in the event of a termination of his service as a director without Cause or in the event of his death, Disability or a Change in Control (each as defined in the award agreement) .. Mr. Breitenbach and the Company have also entered into the Fourth Amendment to the Convertible Phantom Unit Agreement, dated as of November 30, 2012, to provide that the award of convertible phantom units thereunder will vest and be settled on December 28, 2012 instead of January 1, 2013. The Retirement Agreement also provides that Mr. Breitenbach execute a general release as a condition to his right to receive the retirement benefits described above.

The descriptions of the Retirement Agreement, the Omnibus First Amendment to Restricted Phantom Unit Agreements and the Fourth Amendment to Convertible Phantom Unit Agreement set forth above are qualified in their entirety by each of those agreements, which are filed with this Current Report as Exhibits 10.1, 10.2 and 10.3 and are incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On December 3, 2012, the Partnership issued a press release announcing the completion of the AEO Acquisition. A copy of the press release is furnished and attached as Exhibit 99.1 hereto and is incorporated herein solely for the purposes of this Item 7.01 disclosure.

The information set forth in this Current Report on Form 8-K provided under Item 7.01 and in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, unless the Partnership specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(a)   Financial Statements of Businesses Acquired.

The unaudited statements of revenue and direct operating expenses for the AEO Assets for the nine months ended September 30, 2012 and 2011, and the audited statements of revenue and direct operating expenses for the AEO Assets for the year ended December 31, 2011, and the related notes thereto, are attached hereto as Exhibit 99.2.

(b)  Pro Forma Financial Information.

The unaudited pro forma combined balance sheet of the Partnership as of September 30, 2012 and the unaudited pro forma combined statements of operations for the year ended December 31, 2011 and for the nine months ended September 30, 2012 and the related notes thereto, which give effect to the AEO Acquisition and a previous acquisition completed in 2011, are attached hereto as Exhibit 99.3.

(d)  Exhibits.

Exhibit No.	Exhibit Description

10.1	Retirement Agreement, dated as of November 30, 2012, among BreitBurn Energy Partners L.P., BreitBurn GP, LLC and Randall H. Breitenbach.

10.2	Omnibus First Amendment to Restricted Phantom Unit Agreements, dated as of November 30, 2012, among BreitBurn Energy Partners L.P., BreitBurn GP, LLC and Randall H. Breitenbach.

10.3	Fourth Amendment to Convertible Phantom Unit Agreement, dated as of November 30, 2012, between BreitBurn GP, LLC and Randall H. Breitenbach.

23.1	Consent of Hutchinson and Bloodgood LLP.

99.1	BreitBurn Energy Partners L.P. press release dated December 3, 2012 announcing completion of the AEO Acquisition.

99.2	Unaudited statements of revenue and direct operating expenses for the AEO Assets for the nine months ended September 30, 2012 and 2011, and the audited statements of revenue and direct operating expenses for the AEO Assets for the year ended December 31, 2011, and the related notes thereto.

99.3	Unaudited pro forma combined balance sheet of the Partnership as of September 30, 2012 and the unaudited pro forma combined statements of operations for the nine months ended September 30, 2012 and the year ended December 31, 2011 and the related notes thereto, which give effect to the AEO Acquisition and a previous acquisition completed in 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BREITBURN ENERGY PARTNERS L.P.

	By:	BREITBURN GP, LLC,
its general partner

Dated: December 6, 2012	By:	/s/ Halbert S. Washburn
Halbert S. Washburn
Chief Executive Officer